UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Soliciting Dealer Agreement

On April 5, 2017, Preferred Capital Securities, LLC ("PCS") entered into a soliciting dealer agreement (the "Soliciting Dealer Agreement") with Investacorp, Inc. ("Investacorp") for Investacorp to use its reasonable best efforts to sell in a public offering (the "Offering") by Preferred Apartment Communities, Inc. ( the "Company") pursuant to the Registration Statement (as defined below) shares of the Company’s Series A Redeemable Preferred Stock, par value $0.01 per share, and Warrants to purchase shares of the Company’s common stock, par value $0.01 per share. The Offering is being made pursuant to a final prospectus, dated March 16, 2017, which forms a part of the Company’s registration statement on Form S-3 (File No. 333-211924) (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission on February 14, 2017.

The Series A Redeemable Preferred Stock and the Warrants will be sold in units ("Units"), with each Unit consisting of (i) one share of Series A Redeemable Preferred Stock with an initial stated value of $1,000 per share, and (ii) one Warrant to purchase 20 shares of common stock, exercisable by the holder at an exercise price that is set at a 20% premium to the current market price per share of the Company’s common stock determined using the closing price of the Company’s common stock immediately preceding the issuance of such Warrant, subject to a minimum exercise price of $19.50 per share (subject to adjustment). Under the Soliciting Dealer Agreement, Investacorp has agreed to sell the Units with a selling commission of 5% of the gross proceeds from the Units sold by Investcorp.

A copy of the Soliciting Dealer Agreement is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.  The foregoing summary description of the material terms of the Soliciting Dealer Agreement and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to the Registration Statement and such documents, including the Soliciting Dealer Agreement.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Soliciting Dealer Agreement, dated April 5, 2017 between Preferred Capital Securities, LLC and Investacorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: April 11, 2017	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Senior Vice President, General Counsel and Secretary